Exhibit 5.2

Our ref: CPK/O0124/4

21st July, 2023

OneSpaWorld Holdings Limited,

C/o Harry B. Sands, Lobosky Management Co. Ltd.,

Office Number 2, Pineapple Business Park,

Airport Industrial Park,

Nassau, New Providence,

Bahamas

Re: Form S-3 Registration Statement

Dear Sirs:

We have acted as Bahamian counsel to OneSpaWorld Holdings Limited, a company incorporated under the laws of the Commonwealth of The Bahamas (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (“SEC”) on or about this date under the Securities Act of 1933, as amended (the “Act”), for the registration of (1) up to 5,575,273 common shares of the Company, par value $0.0001 per share (the “Common Shares”) issuable by the Company upon the exercise of certain outstanding warrants of the Company; and (2) an unspecified amount of the following securities: (a) Common Shares to be sold by the Company and certain shareholders of the Company in one or more offerings from time to time on a delayed or continuous basis and (b) warrants to purchase Common Shares (the “Warrants” and together with the Common Shares, the “Covered Securities”), to be sold by certain shareholders of the Company in one or more offerings from time to time on a delayed or continuous basis.

In that connection, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including the current Memorandum and Articles of the Association of the Company.

Based on the foregoing, we are of the opinion as follows:

1.	The Company is a validly existing corporation under the laws of The Commonwealth of The Bahamas;

2.	The Common Shares have been duly authorized, and when issued, will be validly issued, fully paid and non-assessable; and

OneSpaWorld Holdings Limited,

C/o Harry B. Sands, Lobosky Management Co. Ltd.,

Office Number 2, Pineapple Business Park,

Airport Industrial Park,

Nassau, New Providence,

Bahamas

3.

Any Covered Securities issuable upon conversion, exchange or exercise of any Covered Security being offered or issued will be duly authorized, created, and if appropriate, reserved for issuance upon such conversion, exchange or exercise.

This opinion is limited to the laws of the Commonwealth of The Bahamas at the date of this opinion, and no opinion is expressed as to the laws of any other jurisdiction other than that of the Commonwealth of The Bahamas.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours faithfully,

HARRY B. SANDS, LOBOSKY & CO.